Exhibit 99.1

MGT Capital Announces Additional Purchase of 500 Bitcoin Mining Rigs

By PR Newswire, September 01, 2017, 03:30:00 PM EDT

Upon full deployment, MGT Mining Computers Estimated to Produce Monthly Revenue of $1.4 Million and Monthly EBITDA of $1.0 Million by yearend 2017

DURHAM, N.C., Sept. 1, 2017 /PRNewswire/ — MGT Capital Investments, Inc. (OTC:MGTI) announced today that it has increased its purchase order with Bitmain Technologies for an additional 500 S9 Antminer Mining rigs, with shipment expected in mid fourth quarter 2017.

Following shipment and setup, and in conjunction with the Company’s current rigs in operation, MGT’s Bitcoin mining operations are expected to generate approximate $1.4 million in monthly revenue, assuming current pricing and difficulty rates. Factoring in electricity, hosting and other direct operating costs, EBITDA from the Company’s Bitcoin mining operations is projected at $1.0 million per month, prior to amortization of notes payable.

Funds for the larger order were provided in part through the exercise of an option today by an existing institutional investor to purchase a $500,000 MGT Convertible Note. Stephen Schaeffer, President of MGT Crypto-Capital Strategies, stated, “We appreciate the confidence of a well-informed investor to provide us with capital to more quickly roll out our expansion. Furthermore, we look forward to updating the investment community and shareholders with further progress.”

About MGT Capital Investments, Inc.

With facilities in WA state, MGT Capital Investments, Inc. (OTC:MGTI) ranks as one of the largest U.S. based Bitcoin miners. Further, the Company continues to focus on an expansion model to grow its crypto assets materially.

The Company is also developing a portfolio of cyber security technologies, with industry pioneer John McAfee as its visionary leader, creating advanced protection technologies for mobile and personal tech devices, as well as corporate networks. The Company’s first product, Sentinel, an enterprise class network intrusion detector, is currently in beta testing, with commercial release anticipated by the end of September 2017. The Company also has entered into a joint venture with Nordic IT to develop and market a mobile phone with extensive privacy and anti-hacking features. The Privacy Phone has a tentative release date of February 2018.

For more information on the Company, please visit: http://ir.stockpr.com/mgtci

Forward-looking Statements

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Investor and Media Contact

Grace Livingston

glivingston@mgtci.com

919.973.0954